Umpqua Reports Third Quarter 2017 Results
October 18, 2017

EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS THIRD QUARTER 2017 RESULTS

Net earnings of $61.3 million, or $0.28 per common share
Quarterly loan and lease growth of $356.6 million, or 8% annualized
Quarterly deposit growth of $392.0 million, or 8% annualized

PORTLAND, Ore. – October 18, 2017 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $61.3 million for the third quarter of 2017, compared to $56.8 million for the second quarter of 2017 and $61.8 million for the third quarter of 2016. Earnings per diluted common share were $0.28 for the third quarter of 2017, compared to $0.26 for the second quarter of 2017 and $0.28 for the third quarter of 2016.

“The improvement in our third quarter financial performance reflects strong growth in both loans and deposits, continuing on the early success of our balanced growth initiatives,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “Mortgage banking remained seasonally strong in the quarter, and we managed operating expenses effectively. Our core growth markets remain vibrant, and we are in good position to generate positive operating leverage from the revenue and efficiency strategies organized under the Umpqua Next Gen initiative.”

Notable items that impacted the third quarter 2017 financial results included:

•
$9.2 million negative adjustment related to the fair value change of the MSR asset, compared to negative adjustments of $8.3 million in the prior quarter and $7.8 million in the same period of the prior year.

•
$153,000 negative adjustment related to the fair value change of the debt capital market swap derivatives, compared to a negative adjustment of $756,000 in the prior quarter and a gain of $182,000 in the same period of the prior year.

•
$6.7 million in merger-related expenses associated with final work on a non-customer facing system conversion, compared to $1.6 million in the prior quarter and $2.0 million in the same period of the prior year.

•	$1.6 million of exit or disposal costs, compared to $742,000 in the prior quarter and $1.7 million in the same period of the prior year.

•	$1.6 million net loss on junior subordinated debentures carried at fair value, consistent with the level in the prior quarter and with the same period of the prior year.

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Third Quarter 2017 Highlights (compared to prior quarter):

•
Net interest income increased by $8.4 million, or 4%, driven by growth in loans and leases, combined with a 3 basis point increase in net interest margin resulting primarily from higher accretion of the credit discount;

•	Provision for loan and lease losses increased by $1.3 million primarily from continued loan growth, and net charge-offs declined by two basis points to 0.20% of average loans and leases (annualized);

•	Non-interest income increased by $4.3 million, driven primarily by higher gains from portfolio loan sales;

•	Non-interest expense increased by $4.3 million, driven primarily by $5.0 million of higher merger-related expenses associated with final work on a non-customer facing system conversion;

•	Gross loan and lease growth of $356.6 million, or 8% annualized;

•	Deposit growth of $392.0 million, or 8% annualized;

•	Non-performing assets to total assets increased to 0.30%, primarily driven by two larger non-performing loans;

•	Estimated total risk-based capital ratio of 14.1% and estimated Tier 1 common to risk weighted assets ratio of 11.1%; and

•	Increased the quarterly cash dividend by 12.5% to $0.18 per common share.

Balance Sheet
Total consolidated assets were $25.7 billion as of September 30, 2017, compared to $25.3 billion as of June 30, 2017 and $24.7 billion as of September 30, 2016. Including secured off-balance sheet lines of credit, total available liquidity was $9.5 billion as of September 30, 2017, representing 37% of total assets and 48% of total deposits.

Gross loans and leases were $18.7 billion as of September 30, 2017, an increase of $356.6 million, or 8% annualized, from $18.3 billion as of June 30, 2017. This increase reflects balanced growth across the Company's commercial, leasing, commercial real-estate and consumer loan portfolios. During the third quarter of 2017, the Company sold $19.2 million of leases and equipment finance loans and $72.5 million of portfolio residential mortgage loans.

Total deposits were $19.9 billion as of September 30, 2017, an increase of $392.0 million, or 8% annualized, from $19.5 billion as of June 30, 2017. This increase was primarily attributable to growth in non-interest bearing demand accounts.

Net Interest Income
Net interest income was $220.5 million for the third quarter of 2017, an increase of $8.4 million, or 4%, from the prior quarter. This increase was primarily attributable to the strong growth in loans and leases, along with a 3 basis point increase in net interest margin. Accretion of the credit discount recorded on acquired loans from Sterling Financial Corporation (“Sterling”) increased by $2.1 million from the prior quarter level, driven by higher accretion on credit impaired loans.

The Company’s net interest margin was 3.94% for the third quarter of 2017, up 3 basis points from 3.91% for the second quarter of 2017. The linked quarter increase reflects the higher level of accretion on credit impaired loans, along with slightly higher average yields on loans and leases. This was partially offset by a 3 basis point increase in the cost of funds, and a higher mix of interest-bearing cash, relative to the prior quarter.

Credit Quality
The allowance for loan and lease losses was $139.5 million, or 0.75% of loans and leases, as of September 30, 2017. During the third quarter of 2017, the Company recorded $8.0 million of accretion related to the credit discount on acquired loans from Sterling, compared to $5.9 million in the prior quarter. This increase was driven primarily by a higher level of accretion on credit impaired loans associated with higher pay-offs. As of September 30, 2017, the Sterling purchased non-credit impaired loans had approximately $29.8 million of remaining credit discount that will accrete into interest income over the life of the loans, and the Sterling purchased credit impaired loan pools had approximately $27.3 million of remaining total discount.

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

The provision for loan and lease losses was $12.0 million for the third quarter of 2017, a $1.3 million increase from the prior quarter level, driven primarily by strong loan and lease growth. Net charge-offs decreased by two basis points to 0.20% of average loans and leases (annualized) for the third quarter of 2017. As of September 30, 2017, non-performing assets increased to 0.30% of total assets, from 0.23% as of June 30, 2017 and from 0.25% as of September 30, 2016. This increase reflects two larger loans which moved to non-accrual status during the quarter.

Non-interest Income
Non-interest income was $75.4 million for the third quarter of 2017, up $4.3 million from the prior quarter. The current quarter's non-interest income included negative adjustments of $9.2 million and $153,000 related to fair value changes of the MSR asset and the debt capital market swap derivatives, respectively. This compares to fair value losses of $8.3 million and $756,000 for the MSR asset and debt capital market swap derivatives, respectively, during the second quarter of 2017.

Net revenue from the origination and sale of residential mortgages was $32.8 million for the third quarter of 2017, up slightly from the prior quarter. For-sale mortgage origination volume decreased by 3% from the prior quarter, while the home lending gain on sale margin increased by 15 basis points to 3.68% for the third quarter of 2017. Of the current quarter’s mortgage production, 74% related to purchase activity, compared to 77% for the prior quarter and 68% for the same period in the prior year.

Gain on loan sales increased by $4.7 million from the prior quarter, reflecting a higher level of portfolio loans sales compared to the prior quarter.

Non-interest Expense
Non-interest expense was $188.4 million for the third quarter of 2017, up $4.3 million from the prior quarter level. This increase was driven primarily by higher merger-related expenses related to final work on a non-customer facing system conversion, consistent with Company's prior guidance. These were partially offset by a decrease in services, marketing and communications expense.

Capital
As of September 30, 2017, the Company’s book value per share increased to $18.10, from $17.98 in the prior quarter, and its tangible book value per common share1 increased to $9.83, from $9.71 in the prior quarter. During the third quarter of 2017, the Company increased its quarterly cash dividend by 12.5% to $0.18 per common share.

The Company’s estimated total risk-based capital ratio was 14.1% and its estimated Tier 1 common to risk weighted assets ratio was 11.1% as of September 30, 2017. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2017 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Total shareholders' equity	$3,985,260	$3,958,845	$3,931,150	$3,916,795	$3,920,208
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	31,819	33,508	35,197	36,886	38,753
Tangible common shareholders' equity	$2,165,790	$2,137,686	$2,108,302	$2,092,258	$2,093,804
Total assets	$25,695,663	$25,257,784	$24,861,458	$24,813,119	$24,744,214
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	31,819	33,508	35,197	36,886	38,753
Tangible assets	$23,876,193	$23,436,625	$23,038,610	$22,988,582	$22,917,810
Common shares outstanding at period end	220,225	220,205	220,349	220,177	220,207

Common equity ratio	15.51%	15.67%	15.81%	15.79%	15.84%
Tangible common equity ratio	9.07%	9.12%	9.15%	9.10%	9.14%
Book value per common share	$18.10	$17.98	$17.84	$17.79	$17.80
Tangible book value per common share	$9.83	$9.71	$9.57	$9.50	$9.51

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an innovation studio headquartered in Silicon Valley focused on creating key technologies and business models that transform finance and commerce. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its third quarter 2017 earnings conference call on Thursday, October 19, 2017, at 10:00 a.m. PDT (1:00 p.m. EDT). During the call, the Company will provide an update on recent activities and discuss its third quarter 2017 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (800) 210-9006 ten minutes prior to the start time and enter conference ID: 7723316. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 7723316. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about fee revenue and operating efficiency initiatives and the credit discount accretion related to loans acquired from Sterling. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$223,321	$212,998	$205,996	$209,812	$212,037	5%	5%
Interest and dividends on investments:
Taxable	13,979	15,220	13,931	10,630	10,779	(8)%	30%
Exempt from federal income tax	2,125	2,237	2,242	2,229	2,181	(5)%	(3)%
Dividends	357	360	388	336	332	(1)%	8%
Temporary investments and interest bearing deposits	934	324	1,557	1,696	1,090	188%	(14)%
Total interest income	240,716	231,139	224,114	224,703	226,419	4%	6%
Interest expense:
Deposits	12,052	10,641	9,648	9,288	8,999	13%	34%
Repurchase agreements and federal funds purchased	81	321	30	32	32	(75)%	153%
Term debt	3,491	3,662	3,510	3,413	3,558	(5)%	(2)%
Junior subordinated debentures	4,628	4,437	4,201	4,174	3,938	4%	18%
Total interest expense	20,252	19,061	17,389	16,907	16,527	6%	23%
Net interest income	220,464	212,078	206,725	207,796	209,892	4%	5%
Provision for loan and lease losses	11,997	10,657	11,672	13,171	13,091	13%	(8)%
Non-interest income:
Service charges on deposits	15,849	15,478	14,729	15,323	15,762	2%	1%
Brokerage revenue	3,832	3,903	4,122	4,230	4,129	(2)%	(7)%
Residential mortgage banking revenue, net	33,430	33,894	26,834	58,448	47,206	(1)%	(29)%
(Loss) gain on investment securities, net	(6)	35	(2)	—	—	(117)%	nm
Gain on loan sales	7,969	3,310	1,754	4,060	1,285	141%	520%
Loss on junior subordinated debentures carried at fair value	(1,590)	(1,572)	(1,555)	(1,589)	(1,590)	1%	0%
BOLI income	2,041	2,089	2,069	2,107	2,116	(2)%	(4)%
Other income	13,877	13,982	12,274	16,041	11,802	(1)%	18%
Total non-interest income	75,402	71,119	60,225	98,620	80,710	6%	(7)%
Non-interest expense:
Salaries and employee benefits	108,732	108,561	106,473	105,406	105,341	0%	3%
Occupancy and equipment, net	37,648	36,955	38,673	37,618	38,181	2%	(1)%
Intangible amortization	1,689	1,689	1,689	1,867	1,867	0%	(10)%
FDIC assessments	4,405	4,447	4,087	3,985	4,109	(1)%	7%
(Gain) loss on other real estate owned, net	(99)	(457)	82	(197)	(14)	(78)%	607%
Merger related expenses	6,664	1,640	1,020	3,218	2,011	306%	231%
Other expense	29,315	31,186	30,690	31,571	29,692	(6)%	(1)%
Total non-interest expense	188,354	184,021	182,714	183,468	181,187	2%	4%
Income before provision for income taxes	95,515	88,519	72,564	109,777	96,324	8%	(1)%
Provision for income taxes	34,182	31,707	26,561	40,502	34,515	8%	(1)%
Net income	61,333	56,812	46,003	69,275	61,809	8%	(1)%
Dividends and undistributed earnings allocated to participating securities	14	14	12	33	31	0%	(55)%
Net earnings available to common shareholders	$61,319	$56,798	$45,991	$69,242	$61,778	8%	(1)%

Weighted average basic shares outstanding	220,215	220,310	220,287	220,190	220,291	0%	0%
Weighted average diluted shares outstanding	220,755	220,753	220,779	220,756	220,751	0%	0%
Earnings per common share – basic	$0.28	$0.26	$0.21	$0.31	$0.28	8%	0%
Earnings per common share – diluted	$0.28	$0.26	$0.21	$0.31	$0.28	8%	0%

nm = not meaningful

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Nine Months Ended		% Change
(In thousands, except per share data)	Sep 30, 2017	Sep 30, 2016	Year over Year
Interest income
Loans and leases	$642,315	$640,255	0%
Interest and dividends on investments:
Taxable	43,130	35,797	20%
Exempt from federal income tax	6,604	6,599	0%
Dividends	1,105	1,063	4%
Temporary investments and interest bearing deposits	2,815	2,222	27%
Total interest income	695,969	685,936	1%
Interest expense
Deposits	32,341	25,952	25%
Repurchase agreements and federal funds purchased	432	100	332%
Term debt	10,663	11,592	(8)%
Junior subordinated debentures	13,266	11,500	15%
Total interest expense	56,702	49,144	15%
Net interest income	639,267	636,792	0%
Provision for loan and lease losses	34,326	28,503	20%
Non-interest income
Service charges on deposits	46,056	45,945	0%
Brokerage revenue	11,857	12,803	(7)%
Residential mortgage banking revenue, net	94,158	99,415	(5)%
Gain on investment securities, net	27	858	(97)%
Gain on loan sales	13,033	9,296	40%
Loss on junior subordinated debentures carried at fair value	(4,717)	(4,734)	0%
BOLI income	6,199	6,407	(3)%
Other income	40,133	31,330	28%
Total non-interest income	206,746	201,320	3%
Non-interest expense
Salaries and employee benefits	323,766	319,424	1%
Occupancy and equipment, net	113,276	114,326	(1)%
Intangible amortization	5,067	6,755	(25)%
FDIC assessments	12,939	11,523	12%
Gain on other real estate owned, net	(474)	(82)	478%
Merger related expenses	9,324	12,095	(23)%
Goodwill impairment	—	142	nm
Other expense	91,191	89,504	2%
Total non-interest expense	555,089	553,687	0%
Income before provision for income taxes	256,598	255,922	0%
Provision for income taxes	92,450	92,257	0%
Net income	164,148	163,665	0%
Dividends and undistributed earnings
allocated to participating securities	40	92	(57)%
Net earnings available to common shareholders	$164,108	$163,573	0%

Weighted average basic shares outstanding	220,270	220,313	0%
Weighted average diluted shares outstanding	220,793	220,936	0%
Earnings per common share – basic	$0.75	$0.74	1%
Earnings per common share – diluted	$0.74	$0.74	0%

nm = not meaningful

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$304,760	$320,027	$262,655	$331,994	$364,013	(5)%	(16)%
Interest bearing cash and temporary investments	540,806	295,937	421,991	1,117,438	1,102,428	83%	(51)%
Investment securities:
Trading, at fair value	11,919	11,467	11,241	10,964	10,866	4%	10%
Available for sale, at fair value	3,047,358	3,132,566	3,243,408	2,701,220	2,520,037	(3)%	21%
Held to maturity, at amortized cost	3,905	4,017	4,121	4,216	4,302	(3)%	(9)%
Loans held for sale	417,470	451,350	372,073	387,318	565,624	(8)%	(26)%
Loans and leases	18,677,762	18,321,142	17,829,638	17,508,663	17,392,051	2%	7%
Allowance for loan and lease losses	(139,503)	(136,867)	(136,292)	(133,984)	(133,692)	2%	4%
Loans and leases, net	18,538,259	18,184,275	17,693,346	17,374,679	17,258,359	2%	7%
Restricted equity securities	45,509	45,511	45,522	45,528	47,537	0%	(4)%
Premises and equipment, net	276,316	288,853	293,133	303,882	306,287	(4)%	(10)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	31,819	33,508	35,197	36,886	38,753	(5)%	(18)%
Residential mortgage servicing rights, at fair value	141,225	141,832	142,344	142,973	114,446	0%	23%
Other real estate owned	4,160	4,804	6,518	6,738	8,309	(13)%	(50)%
Bank owned life insurance	305,572	303,894	301,777	299,673	297,561	1%	3%
Deferred tax assets, net	—	—	8,464	34,322	27,587	nm	(100)%
Other assets	238,934	252,092	232,017	227,637	290,454	(5)%	(18)%
Total assets	$25,695,663	$25,257,784	$24,861,458	$24,813,119	$24,744,214	2%	4%
Liabilities:
Deposits	$19,851,910	$19,459,950	$19,167,293	$19,020,985	$18,918,780	2%	5%
Securities sold under agreements to repurchase	321,542	330,189	304,280	352,948	309,463	(3)%	4%
Term debt	852,306	852,219	852,308	852,397	902,678	0%	(6)%
Junior subordinated debentures, at fair value	266,875	265,423	263,605	262,209	260,114	1%	3%
Junior subordinated debentures, at amortized cost	100,690	100,770	100,851	100,931	101,012	0%	0%
Deferred tax liability, net	51,423	34,296	—	—	—	50%	100%
Other liabilities	265,657	256,092	241,971	306,854	331,959	4%	(20)%
Total liabilities	21,710,403	21,298,939	20,930,308	20,896,324	20,824,006	2%	4%
Shareholders' equity:
Common stock	3,516,558	3,514,094	3,516,537	3,515,299	3,514,858	0%	0%
Retained earnings	476,226	454,802	433,417	422,839	388,678	5%	23%
Accumulated other comprehensive (loss) income	(7,524)	(10,051)	(18,804)	(21,343)	16,672	(25)%	(145)%
Total shareholders' equity	3,985,260	3,958,845	3,931,150	3,916,795	3,920,208	1%	2%
Total liabilities and shareholders' equity	$25,695,663	$25,257,784	$24,861,458	$24,813,119	$24,744,214	2%	4%

Common shares outstanding at period end	220,225	220,205	220,349	220,177	220,207	0%	0%
Book value per common share	$18.10	$17.98	$17.84	$17.79	$17.80	1%	2%
Tangible book value per common share	$9.83	$9.71	$9.57	$9.50	$9.51	1%	3%
Tangible equity - common	$2,165,790	$2,137,686	$2,108,302	$2,092,258	$2,093,804	1%	3%
Tangible common equity to tangible assets	9.07%	9.12%	9.15%	9.10%	9.14%	(0.05)	(0.07)

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)

(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,475,243	$3,401,679	$3,410,914	$3,330,442	$3,280,660	2%	6%
Owner occupied term, net	2,467,995	2,593,395	2,584,183	2,599,055	2,573,942	(5)%	(4)%
Multifamily, net	2,993,203	2,964,851	2,885,164	2,858,956	2,968,019	1%	1%
Commercial construction, net	521,666	464,690	471,007	463,625	388,934	12%	34%
Residential development, net	186,400	165,956	145,479	142,984	127,447	12%	46%
Commercial:
Term, net	1,819,664	1,686,597	1,620,311	1,508,780	1,480,173	8%	23%
Lines of credit and other, net	1,134,045	1,153,409	1,114,160	1,116,259	1,142,946	(2)%	(1)%
Leases and equipment finance, net	1,137,732	1,082,651	1,000,376	950,588	927,857	5%	23%
Residential real estate:
Mortgage, net	3,094,361	3,021,331	2,916,924	2,887,971	2,868,337	2%	8%
Home equity lines and loans, net	1,079,931	1,056,848	1,015,138	1,011,844	1,008,219	2%	7%
Consumer and other, net	767,522	729,735	665,982	638,159	625,517	5%	23%
Total, net of deferred fees and costs	$18,677,762	$18,321,142	$17,829,638	$17,508,663	$17,392,051	2%	7%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	19%	19%	19%	19%	19%
Owner occupied term, net	13%	14%	14%	15%	15%
Multifamily, net	16%	16%	16%	16%	17%
Commercial construction, net	3%	3%	3%	3%	2%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	10%	9%	9%	9%	8%
Lines of credit and other, net	6%	6%	6%	6%	7%
Leases and equipment finance, net	6%	6%	6%	5%	5%
Residential real estate:
Mortgage, net	16%	16%	16%	16%	16%
Home equity lines and loans, net	6%	6%	6%	6%	6%
Consumer and other, net	4%	4%	4%	4%	4%
Total	100%	100%	100%	100%	100%

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,571,471	$6,112,480	$6,021,585	$5,861,469	$5,993,793	8%	10%
Demand, interest bearing	2,394,240	2,371,386	2,327,226	2,296,532	2,218,782	1%	8%
Money market	6,700,261	6,755,707	6,784,442	6,932,717	6,841,700	(1)%	(2)%
Savings	1,444,801	1,427,677	1,400,330	1,325,757	1,303,816	1%	11%
Time	2,741,137	2,792,700	2,633,710	2,604,510	2,560,689	(2)%	7%
Total	$19,851,910	$19,459,950	$19,167,293	$19,020,985	$18,918,780	2%	5%

Total core deposits (1)	$18,005,730	$17,561,956	$17,427,832	$17,318,003	$17,257,663	3%	4%

Deposit mix:
Demand, non-interest bearing	33%	32%	31%	31%	31%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	34%	35%	36%	36%	36%
Savings	7%	7%	7%	7%	7%
Time	14%	14%	14%	14%	14%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	394,755	389,767	385,859	384,040	382,687
Demand, interest bearing	79,899	80,594	81,570	82,520	83,501
Money market	55,659	55,795	55,903	56,031	56,128
Savings	162,556	161,369	160,323	159,080	158,760
Time	47,129	47,339	47,365	47,705	47,689
Total	739,998	734,864	731,020	729,376	728,765

Average balance per account:
Demand, non-interest bearing	$16.6	$15.7	$15.6	$15.3	$15.7
Demand, interest bearing	30.0	29.4	28.5	27.8	26.6
Money market	120.4	121.1	121.4	123.7	121.9
Savings	8.9	8.8	8.7	8.3	8.2
Time	58.2	59.0	55.6	54.6	53.7
Total	$26.8	$26.5	$26.2	$26.1	$26.0

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$44,573	$26,566	$28,915	$27,765	$27,791	68%	60%
Loans and leases past due 90+ days and accruing (1)	29,073	27,252	23,421	28,369	26,189	7%	11%
Total non-performing loans and leases	73,646	53,818	52,336	56,134	53,980	37%	36%
Other real estate owned	4,160	4,804	6,518	6,738	8,309	(13)%	(50)%
Total non-performing assets	$77,806	$58,622	$58,854	$62,872	$62,289	33%	25%

Performing restructured loans and leases	$45,813	$52,861	$43,029	$40,667	$36,645	(13)%	25%
Loans and leases past due 31-89 days	$32,251	$31,153	$49,530	$30,425	$39,708	4%	(19)%
Loans and leases past due 31-89 days to total loans and leases	0.17%	0.17%	0.28%	0.17%	0.23%
Non-performing loans and leases to total loans and leases (1)	0.39%	0.29%	0.29%	0.32%	0.31%
Non-performing assets to total assets (1)	0.30%	0.23%	0.24%	0.25%	0.25%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $12.3 million, $16.3 million, $5.3 million, $10.9 million, and $7.3 million at September 30, 2017, June 30, 2017, March 31, 2016, December 31, 2016, and September 30, 2016, respectively.

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$136,867	$136,292	$133,984	$133,692	$131,042
Provision for loan and lease losses	11,997	10,657	11,672	13,171	13,091	13%	(8)%
Charge-offs	(13,222)	(13,944)	(13,002)	(16,303)	(13,088)	(5)%	1%
Recoveries	3,861	3,862	3,638	3,424	2,647	0%	46%
Net charge-offs	(9,361)	(10,082)	(9,364)	(12,879)	(10,441)	(7)%	(10)%
Total allowance for loan and lease losses	139,503	136,867	136,292	133,984	133,692	2%	4%
Reserve for unfunded commitments	3,932	3,816	3,495	3,611	3,536	3%	11%
Total allowance for credit losses	$143,435	$140,683	$139,787	$137,595	$137,228	2%	5%

Net charge-offs to average loans and leases (annualized)	0.20%	0.22%	0.22%	0.29%	0.24%
Recoveries to gross charge-offs	29.20%	27.70%	27.98%	21.00%	20.22%
Allowance for loan and lease losses to loans and leases	0.75%	0.75%	0.76%	0.77%	0.77%
Allowance for credit losses to loans and leases	0.77%	0.77%	0.78%	0.79%	0.79%

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2017	Sep 30, 2016	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$133,984	$130,322
Provision for loan and lease losses	34,326	28,503	20%
Charge-offs	(40,168)	(33,620)	19%
Recoveries	11,361	8,487	34%
Net charge-offs	(28,807)	(25,133)	15%
Total allowance for loan and lease losses	139,503	133,692	4%
Reserve for unfunded commitments	3,932	3,536	11%
Total allowance for credit losses	$143,435	$137,228	5%

Net charge-offs to average loans and leases (annualized)	0.21%	0.20%
Recoveries to gross charge-offs	28.28%	25.24%

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	4.70%	4.67%	4.65%	4.70%	4.75%	0.03	(0.05)
Yield on loans held for sale	3.89%	3.26%	3.86%	3.79%	3.79%	0.63	0.10
Yield on taxable investments	2.00%	2.07%	2.10%	1.85%	1.96%	(0.07)	0.04
Yield on tax-exempt investments (1)	4.59%	4.64%	4.76%	4.72%	4.68%	(0.05)	(0.09)
Yield on interest bearing cash and temporary investments	1.47%	1.03%	0.79%	0.56%	0.50%	0.44	0.97
Total yield on earning assets (1)	4.30%	4.26%	4.18%	4.14%	4.26%	0.04	0.04

Cost of interest bearing deposits	0.36%	0.33%	0.30%	0.28%	0.28%	0.03	0.08
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.10%	0.32%	0.04%	0.04%	0.04%	(0.22)	0.06
Cost of term debt	1.63%	1.72%	1.67%	1.53%	1.57%	(0.09)	0.06
Cost of junior subordinated debentures	5.02%	4.88%	4.70%	4.59%	4.36%	0.14	0.66
Total cost of interest bearing liabilities	0.55%	0.52%	0.48%	0.46%	0.46%	0.03	0.09

Net interest spread (1)	3.75%	3.74%	3.70%	3.68%	3.80%	0.01	(0.05)
Net interest margin (1)	3.94%	3.91%	3.85%	3.83%	3.95%	0.03	(0.01)

Performance Ratios:
Return on average assets	0.96%	0.92%	0.75%	1.11%	1.01%	0.04	(0.05)
Return on average tangible assets	1.04%	0.99%	0.81%	1.20%	1.09%	0.05	(0.05)
Return on average common equity	6.10%	5.76%	4.74%	7.04%	6.28%	0.34	(0.18)
Return on average tangible common equity	11.23%	10.67%	8.83%	13.19%	11.79%	0.56	(0.56)
Efficiency ratio – Consolidated	63.43%	64.71%	68.15%	59.65%	62.11%	(1.28)	1.32
Efficiency ratio – Bank	61.42%	62.45%	65.75%	57.96%	60.45%	(1.03)	0.97

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Nine Months Ended		% Change
	Sep 30, 2017	Sep 30, 2016	Year over Year
Average Rates:
Yield on loans and leases	4.67%	4.88%	(0.21)
Yield on loans held for sale	3.67%	3.86%	(0.19)
Yield on taxable investments	2.06%	2.14%	(0.08)
Yield on tax-exempt investments (1)	4.66%	4.71%	(0.05)
Yield on interest bearing cash and temporary investments	0.96%	0.51%	0.45
Total yield on earning assets (1)	4.25%	4.43%	(0.18)

Cost of interest bearing deposits	0.33%	0.27%	0.06
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.16%	0.04%	0.12
Cost of term debt	1.67%	1.72%	(0.05)
Cost of junior subordinated debentures	4.87%	4.29%	0.58
Total cost of interest bearing liabilities	0.52%	0.46%	0.06

Net interest spread (1)	3.73%	3.97%	(0.24)
Net interest margin (1)	3.91%	4.12%	(0.21)

Performance Ratios:
Return on average assets	0.88%	0.91%	(0.03)
Return on average tangible assets	0.95%	0.99%	(0.04)
Return on average common equity	5.54%	5.61%	(0.07)
Return on average tangible common equity	10.26%	10.59%	(0.33)
Efficiency ratio – Consolidated	65.35%	65.79%	(0.44)
Efficiency ratio – Bank	63.13%	63.96%	(0.83)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$253,015	$125,886	$804,354	$1,194,904	$874,410	101%	(71)%
Investment securities, taxable	2,867,292	3,008,079	2,723,576	2,373,652	2,265,883	(5)%	27%
Investment securities, tax-exempt	281,139	292,553	286,444	287,359	283,818	(4)%	(1)%
Loans held for sale	420,282	392,183	351,570	482,028	481,740	7%	(13)%
Loans and leases	18,537,827	18,024,651	17,598,314	17,386,385	17,400,657	3%	7%
Total interest earning assets	22,359,555	21,843,352	21,764,258	21,724,328	21,306,508	2%	5%
Goodwill and other intangible assets, net	1,820,394	1,822,032	1,823,799	1,825,491	1,827,405	0%	0%
Total assets	25,311,994	24,792,869	24,730,285	24,740,986	24,422,986	2%	4%

Non-interest bearing demand deposits	6,354,591	5,951,670	5,883,924	5,939,223	5,766,022	7%	10%
Interest bearing deposits	13,155,462	13,037,064	13,119,736	13,026,614	12,836,987	1%	2%
Total deposits	19,510,053	18,988,734	19,003,660	18,965,837	18,603,009	3%	5%
Interest bearing liabilities	14,705,842	14,659,650	14,661,558	14,606,120	14,446,687	0%	2%

Shareholders’ equity - common	3,986,868	3,956,777	3,936,340	3,914,624	3,911,323	1%	2%
Tangible common equity (1)	2,166,474	2,134,745	2,112,541	2,089,133	2,083,918	1%	4%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2017	Sep 30, 2016	Year over Year
Temporary investments and interest bearing cash	$392,399	$583,056	(33)%
Investment securities, taxable	2,866,842	2,294,054	25%
Investment securities, tax-exempt	286,693	283,914	1%
Loans held for sale	388,263	394,797	(2)%
Loans and leases	18,057,039	17,215,000	5%
Total interest earning assets	21,991,236	20,770,821	6%
Goodwill and other intangible assets, net	1,822,063	1,829,611	0%
Total assets	24,947,180	23,913,446	4%

Non-interest bearing demand deposits	6,065,119	5,508,255	10%
Interest bearing deposits	13,104,218	12,631,564	4%
Total deposits	19,169,337	18,139,819	6%
Interest bearing liabilities	14,675,845	14,225,049	3%

Shareholders’ equity - common	3,960,180	3,893,218	2%
Tangible common equity (1)	2,138,117	2,063,607	4%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Third Quarter 2017 Results
October 18, 2017

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$15,007,942	$14,797,242	$14,541,171	$14,327,368	$13,880,660	1%	8%
MSR asset, at fair value	141,225	141,832	142,344	142,973	114,446	0%	23%
MSR as % of serviced portfolio	0.94%	0.96%	0.98%	1.00%	0.82%	(2)%	15%
Residential mortgage banking revenue:
Origination and sale	$32,784	$32,385	$24,647	$32,386	$45,631	1%	(28)%
Servicing	9,879	9,839	9,858	9,597	9,401	0%	5%
Change in fair value of MSR asset	(9,233)	(8,330)	(7,671)	16,465	(7,826)	11%	18%
Total	$33,430	$33,894	$26,834	$58,448	$47,206	(1)%	(29)%

Closed loan volume:
Closed loan volume - portfolio	$336,362	$312,022	$245,334	$250,000	$305,648	8%	10%
Closed loan volume - for-sale	891,063	918,200	754,715	1,061,327	1,118,526	(3)%	(20)%
Closed loan volume - total	$1,227,425	$1,230,222	$1,000,049	$1,311,327	$1,424,174	0%	(14)%

Gain on sale margin:
Based on for-sale volume	3.68%	3.53%	3.27%	3.05%	4.08%	0.15	(0.40)

	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2017	Sep 30, 2016	Year over Year
Residential mortgage banking revenue:
Origination and sale	$89,816	$116,123	(23)%
Servicing	29,576	25,683	15%
Change in fair value of MSR asset	(25,234)	(42,391)	(40)%
Total	$94,158	$99,415	(5)%

Closed loan volume:
Closed loan volume - portfolio	$893,718	$1,004,492	(11)%
Closed loan volume - for-sale	2,563,978	2,928,951	(12)%
Closed loan volume - total	$3,457,696	$3,933,443	(12)%

Gain on sale margin:
Based on for-sale volume	3.50%	3.96%	(0.46)

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